                                                                       Exhibit 7

                     U.S. Bank Trust National Association
                       Statement of Financial Condition
                                As of 12/31/99

                                   ($000's)


Assets:
         Cash and Balances Due From Depository Institutions:                   65,430
         Federal Reserve Stock:                                                 6,315
         Fixed Assets:                                                            482
         Intangible Assets:                                                    61,319
         Other Assets:                                                         11,413
                                                                              -------
                    Total Assets:                                             144,959
                                                                              -------

Liabilities:
  Other Liabilities:                                                            7,915
                                                                              -------
                    Total Liabilities:                                          7,915
                                                                              -------

Equity:
  Common and Preferred Stock:                                                   1,000
  Surplus:                                                                    126,260
  Undivided Profits and Capital Reserve:                                        9,793
  Net unrealized holding gains (losses) on available-for-sale securities          (9)
                                                                              -------
                    Total Equity Capital:                                     137,044
                                                                              -------

  Total Liabilites and Equity Capital:                                        144,959
                                                                              -------

------------------------------------------------------------------------------

To the best of the undersigned's determination, as of this date the above financial information is true and correct.

U.S. Bank Trust National Association


By: /s/  Gonzalo Urey
    ------------------
         Trust Officer